Exhibit 10.18

POWER OF ATTORNEY

I, Column A, a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No. Column B declare as follows:

(1)	I am a holder of Column C of the issued and outstanding equity interests of Shanghai Mecox Lane Information Technology Co., Ltd. (hereinafter the “ML Information Technology Shares”), a limited liability company organized and existing under the laws of China (“ML Information Technology”).

(2)	I hereby irrevocably grant to Mai Wang Trading (Shanghai) Co., Ltd. (“ML Trading”) or any such person or entity as may be designated by ML Trading from time to time (the “Designee”) the power of attorney to act on my behalf in all matters pertaining to ML Information Technology and the ML Information Technology Shares, and to exercise all of the rights that inure to me as a holder of the ML Information Technology Shares. This power of attorney granted to ML Trading includes but is not limited to the following rights and authorizations:

(a)	ML Trading or the Designee may act as my exclusive agent and attorney concerning all matters pertaining to the ML Information Technology Shares, including without limitation (i) attend all ML Information Technology shareholders’ meetings; (ii) exercise all of the shareholder’s voting and other rights to which I am entitled under the laws of China and ML Information Technology’s Articles of Association, including but not limited to the sale, transfer, pledge, or any other disposition of the ML Information Technology Shares in part or in whole; and (iii) appoint on my behalf the legal representative, chairman, director, supervisor, chief executive officer, and any other senior ML Information Technology management personnel.

(b)	ML Trading is also authorized to execute on my behalf any contract or document concerning the business operations of ML Information Technology, including but not limited to any transfer contracts necessary to satisfy my obligations under the Exclusive Purchase Option Agreement and the Equity Pledge Agreement executed by me on Column D. This authorization also includes the right to execute any other document that is necessary to perfect ML Trading’s interests thereunder.

(c)	ML Trading is further entitled to authorize any third party to exercise each of the powers granted by this power of attorney and to assign its rights hereunder to any third party to exercise such rights at ML Trading’s sole discretion without notice to me or any further consent from me.

(3)	All the actions taken by ML Trading or the Designee pertaining to the ML Information Technology Shares shall be deemed my own actions, and all the documents pertaining to the ML Information Technology Shares executed by the ML Trading or the Designee shall be deemed executed by me. I hereby acknowledge, ratify and approve any such actions or execution of documents by ML Trading or the Designee.

(4)	I have agreed to transfer the ML Information Technology Shares to ML Trading or any person or entity designated by ML Trading pursuant to the Exclusive Purchase Option Agreement between myself and ML Trading (the “Exclusive Purchase Option Agreement”). To ensure the performance of the Exclusive Option Agreement, I have undertaken the following:

(a)	I have executed an Equity Transfer Agreement (“Equity Transfer Agreement”) to transfer the ML Information Technology Shares to ML Trading or the Designee at any time immediately upon the request of ML Trading, and a Shareholders Resolution (“Shareholders Resolution”) to approve such transfer. The date and the name of the transferee in the Equity Transfer Agreement and the Shareholders Resolution are left blank;

(b)	I hereby irrevocably grant to ML Trading the power to fill out the name(s) of the transferee(s) and the execution dates in the Equity Transfer Agreement and the Shareholders Resolution at its sole discretion, and hereby agree that such Equity Transfer Agreement and Shareholders Resolution shall be kept at ML Trading’s custody;

(c)	I hereby irrevocably grant to ML Trading the power to execute for and on my behalf any and all other documents as required by law or government authorities to effectuate the transfer of ML Information Technology Shares to ML Trading or the Designee; and

(d)	I hereby confirm that I am, and will continue to be bound by my obligations under the Exclusive Purchase Option Agreement and the Equity Transfer Agreement, and undertake to promptly perform all such obligations upon ML Trading’s written request.

(5)	All the actions taken by ML Trading or the Designee pursuant to this power of attorney shall be deemed my own actions, and all the documents pertaining to the ML Information Technology Shares executed by the ML Trading or the Designee shall be deemed executed by me. I hereby acknowledge, ratify and approve any such actions or execution of documents by ML Trading or the Designee.

(6)	I hereby waive all rights that inure to me as a holder of the ML Information Technology Shares, which I irrevocably confer upon ML Trading through this power of attorney, and I shall not exercise or attempt to exercise any such rights.

(7)	This power of attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of its execution, so long as I am a shareholder of ML Information Technology.

This power of attorney is in Chinese and English, and the two versions shall be equally enforceable. In case of any discrepancies between the two languages, the English version shall prevail.

Name of Shareholder: Column A

/s/ Column A
(Signature)

Dated:

	Column A	Column B	Column C	Column D
1	Xu Yi	320504197508022518	16.5%	Feb___, 2008
2	Zhang Bang	320502196804142031	67%	January 15, 2010
3	Pu Sijie	310106197603124036	16.5%	July 20, 2010